EXHIBIT 10.33

AMENDMENT TO

EXCESS BENEFIT PLAN

Effective December 31, 2004, Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley & Co. Incorporated Excess Benefit Plan, as amended (the “Excess Plan”), as follows:

1. The last sentence in the first paragraph in Section IV of the Excess Plan shall be amended to read as follows:

“Notwithstanding the foregoing, effective December 31, 2004, in determining the amount of benefits payable under the Plan, the early retirement reduction factors that apply for purposes of benefits accrued on and after December 31, 2004 under Exhibit A of the Pension Plan shall apply under this Plan, without regard to the special reduction provision for certain Grandfathered MS Participants set forth in Section 4.4(d) of Exhibit A to the Pension Plan.”

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf this 30th day of November, 2004.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ KAREN JAMESLEY